                                                                    EXHIBIT 4.13


                         FOURTH SUPPLEMENTAL INDENTURE



          Fourth Supplemental Indenture, dated as of December 9, 1996, by and among Brylane, L.P., a Delaware limited partnership ("Brylane"), Brylane Capital Corp., a Delaware corporation ("Finance Corp." and, together with Brylane, the "Issuers"), C.O.B. Management Services, Inc., a Delaware corporation and a wholly-owned subsidiary of Brylane ("C.O.B. Management"), Chadwick's Tradename Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Brylane ("Tradename Sub"), and United States Trust Company of New York, as trustee (the "Trustee"), under the Indenture, dated as of August 30, 1993, as amended by that First Supplemental Indenture dated as of November 22, 1993, that Second Supplemental Indenture dated as of January 28, 1994, and that Third Supplemental Indenture dated as of October 16, 1995 (as so supplemented, the "Indenture"), among the Issuers, the Guarantors named on the signature pages thereto, and the Trustee, pursuant to which the Issuers' 10% Senior Subordinated Notes due 2003 (the "Notes") were issued. All capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

          WHEREAS, the Board of Representatives of Brylane has determined that it is in the best interests of Brylane to form C.O.B. Management, a wholly-owned subsidiary of Brylane;

          WHEREAS, the Board of Representatives of Brylane has determined that it is in the best interests of Brylane to form Tradename Sub, a wholly-owned subsidiary of Brylane;

          WHEREAS, the Board of Representatives of Brylane and the Boards of Directors of Finance Corp., C.O.B. Management and Tradename Sub have determined that it is in the best interests of the Issuers, C.O.B. Management and Tradename Sub to authorize and approve an amendment to the Indenture, in accordance with subparagraph (e) of Section 901 of the Indenture, in order to add each of C.O.B. Management and Tradename Sub as a Guarantor pursuant to the requirements of
Section 1013 of the Indenture;

          WHEREAS, Sections 901 and 903 of the Indenture provide, among other things, that the Issuers and the Trustee may amend the Indenture as provided herein without the consent of any Holder so long as such amendment does not adversely affect the interests of any such Holder, or the rights, duties or immunities of the Trustee, under the Indenture, any Guarantee or otherwise;

          WHEREAS, Section 906 of the Indenture provides, among other things, that Securities authenticated and delivered after the execution of any supplemental indenture may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture;
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          WHEREAS, the Issuers have furnished the Trustee with (i) an Officers'
Certificate and an Opinion of Counsel stating that the execution of this Fourth Supplemental Indenture is authorized or permitted by the Indenture, that the Fourth Supplemental Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended and currently in effect, and that the Fourth Supplemental Indenture does not adversely affect the rights of any Holders, or the rights, duties or immunities of the Trustee, under the Indenture, any Guarantee or otherwise, and (ii) resolutions of the Issuers, C.O.B. Management and Tradename Sub authorizing the execution of this Fourth Supplemental Indenture;

          WHEREAS, pursuant to the terms of that certain Release of Guarantee, dated as of July 5, 1996, KingSize Catalog Sales, Inc., a Delaware corporation and a wholly-owned subsidiary of Brylane ("KingSize Inc."), and KingSize Catalog Sales, L.P., an Indiana limited partnership and an indirect wholly-owned entity of Brylane ("KingSize Partnership"), were released from their respective guarantees of the Issuers' obligations under the Indenture and the Securities due to the fact that KingSize Partnership and KingSize Inc. were merged with and into Brylane effective as of July 6, 1996; and

          WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid supplement of the Indenture have been satisfied.

          NOW, THEREFORE, each party hereto, for the equal and proportionate benefit of the other parties hereto and the Holders, are executing and delivering this Fourth Supplemental Indenture.

          Section 1.  Guarantee by C.O.B. Management  For value received, and
                      ------------------------------
subject to the provisions of Section 1013(c) of the Indenture, C.O.B. Management
                             ---------------
hereby agrees to become a party to the Indenture as a Guarantor under and pursuant to Article Fourteen of the Indenture and to unconditionally guarantee to the Holders of the Securities the payment of principal of, premium, if any, and interest on the Securities in the amounts and at the times when due and interest on the overdue principal and interest, if any, of the Securities, if lawful, and the payment or performance of all other obligations of the Issuers under the Indenture or the Securities, to the respective Holders of the Securities and the Trustee, all in accordance with and subject to the terms and limitations of the Securities and Article Fourteen of the Indenture, and to be bound in all respects as a Guarantor under the Indenture, and further agrees to waive and not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against Brylane or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee.

          Section 2.  Guarantee by Tradename Sub.  For value received, and
                      --------------------------
subject to the provisions of Section 1013(c) of the Indenture, Tradename Sub
                             ---------------
hereby agrees to become a party to the Indenture as a Guarantor under and pursuant to Article Fourteen of the Indenture and to unconditionally guarantee to the Holders of the Securities the payment of principal of, premium, if any, and interest on the Securities in the amounts and at the times when due and interest on the overdue principal and interest, if any, of the Securities, if lawful, and the payment or performance of all other obligations of the Issuers under the Indenture or the Securities, to the respective Holders of the Securities and the Trustee, all in accordance with and subject to the terms and limitations of the Securities and Article Fourteen of the Indenture, and to be bound in all respects as a Guarantor under the Indenture, and further agrees to waive and not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against Brylane or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee.

          Section 3.  Amendment of Page 12 of the Indenture.  The definition of
                      -------------------------------------
Guarantor at page 12 of the Indenture is hereby amended to read in its entirety as follows:

               "Guarantor" means B.L. Management Services, Inc., B.L. Catalog Distribution, Inc., B.L. Management Services Partnership, B.L. Catalog Distribution Partnership, B.N.Y. Service Corp., C.O.B. Management Services, Inc., Chadwick's Tradename Sub, Inc., K.S. Management Services, Inc., and any other guarantor of the Indenture Obligations.

          Section 4.  Endorsement of Securities.  Securities authenticated and
                      -------------------------
delivered after the execution and delivery of this Fourth Supplemental Indenture shall bear a notation evidencing the Guarantee by each of C.O.B. Management and Tradename Sub as described in Section 1 and Section 2 of this Fourth Supplemental Indenture, as well as the Guarantee of each of the other Guarantors, substantially in the form attached as Exhibit A hereto.
                                                  ---------

          Section 5.  Ratification of Indenture.  As amended by this Fourth
                      -------------------------
Supplemental Indenture, the Indenture is in all respects ratified and confirmed and, as so supplemented by this Fourth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

          Section 6.  The Trustee.  The Trustee shall not be responsible in any
                      -----------
manner whatsoever for the recitals of fact herein, all of which are made by the Issuers, C.O.B. Management and Tradename Sub, and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity, execution or sufficiency of this Fourth Supplemental Indenture.

          Section 7.  The Effective Date.  This Fourth Supplemental Indenture
                      ------------------
shall become a legally effective and binding instrument upon the execution and delivery hereof by all parties hereto.

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          Section 8.  Counterparts.  This Fourth Supplemental Indenture may be
                      ------------
executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          Section 9.  Governing Law.  This Fourth Supplemental Indenture shall
                      -------------
be governed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be signed and acknowledged by their respective officers, thereunto duly authorized and attested, all as of the day and year first above written.


Dated as of December 9, 1996                  BRYLANE, L.P.,
                                              a Delaware limited partnership
Attest:

/s/ Peter J. Canzone                          By:  /s/ Robert A. Pulciani
-------------------------                          ---------------------------
Peter J. Canzone,                                  Robert A. Pulciani,
Authorized Representative                          Authorized Representative


Dated as of December 9, 1996                  BRYLANE CAPITAL CORP.,
                                              a Delaware corporation
Attest:

/s/ Peter J. Canzone                          By:  /s/ Robert A. Pulciani
-------------------------                          ---------------------------
Peter J. Canzone,                                  Robert A. Pulciani,
President and Chief                                Executive Vice President,
Executive Officer                                  Chief Financial Officer,
                                                   Secretary and Treasurer


Dated as of December 9, 1996                  C.O.B. MANAGEMENT SERVICES,
                                              INC., a Delaware corporation
Attest:

/s/ Peter J. Canzone                          By:  /s/ Robert A. Pulciani
-------------------------                          ---------------------------
Peter J. Canzone,                                  Robert A. Pulciani,
President and Chief                                Executive Vice President,
Executive Officer                                  Chief Financial Officer,
                                                   Secretary and Treasurer

                   [Signatures continued on following page]

                   [Signatures continued from previous page]



Dated as of December 9, 1996                 CHADWICK'S TRADENAME SUB, INC.
                                              a Delaware corporation
Attest:

/s/ Peter J. Canzone                          By:  /s/ Robert A. Pulciani
-------------------------                          ---------------------------
Peter J. Canzone,                                  Robert A. Pulciani,
President and Chief                                Executive Vice President,
Executive Officer                                  Chief Financial Officer,
                                                   Secretary and Treasurer

Dated as of December 9, 1996                  UNITED STATES TRUST COMPANY
                                              OF NEW YORK, as Trustee
Attest:


/s/ Robert F. Lee                             By:  /s/ Margaret M. Ciesmelewski
--------------------------------                   -----------------------------
Name: Robert F. Lee                           Name: Margaret M. Ciesmelewski
     ---------------------------                   -----------------------------
Title: Assistant Secretary                    Title: Assistant Vice President
      --------------------------                    ----------------------------
                                              (SEAL)

                                   EXHIBIT A

                FORM OF ENDORSEMENT TO BE PLACED ON SECURITIES
                  AUTHENTICATED AND DELIVERED AFTER EXECUTION
                     OF THE FOURTH SUPPLEMENTAL INDENTURE
             ----------------------------------------------------



          "Pursuant to the terms of that Fourth Supplemental Indenture, dated as of December 9, 1996, by and among Brylane, L.P., Brylane Capital Corp., C.O.B. Management Services, Inc., a newly-formed Delaware corporation and a wholly-owned subsidiary of Brylane, L.P. ("C.O.B. Management"), Chadwick's Tradename Sub, Inc., a newly-formed Delaware corporation and a wholly-owned subsidiary of Brylane L.P. ("Tradename Sub"), and United States Trust Company of New York, as Trustee, C.O.B. Management and Tradename Sub have each become a party to the Indenture as a Guarantor under and pursuant to Article Fourteen of the Indenture, and each, as well as each of the other Guarantors (as defined in the Indenture, as supplemented), subject to the provisions of Section 1013(c) of the
                                                          ---------------
Indenture, hereby unconditionally guarantees to the Holders of the Securities the payment of principal of, premium, if any, and interest on the Securities in the amounts and at the times when due and interest on the overdue principal and interest, if any, of the Securities, if lawful, and the payment or performance of all other obligations of the Issuers under the Indenture or the Securities, to the respective Holders of the Securities and the Trustee, all in accordance with and subject to the terms and limitations of the Securities and Article Fourteen of the Indenture, and to be bound in all respects as a Guarantor under the Indenture, and further agrees to waive and not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against Brylane or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security."

                                      A-1